EXHIBIT 99.1

PRESENTATION

Enterprise Products Partners L.P. Bear Stearns Fixed Income Conference May 15, 2007 Michael A. Creel Executive Vice President & CFO

Forward Looking Statements This presentation contains forward-looking statements and information that are based on Enterprise’s beliefs and those of its general partner, as well as assumptions made by and information currently available to them. When used in this presentation, words such as anticipate,” project,” “expect,” “plan,” “goal,” “forecast,” “intend,” “could,” “believe,” “may,” and similar expressions and statements regarding the contemplated transaction and the plans and objectives of Enterprise for future operations, are intended to identify forward-looking statements. Although Enterprise and its general partner believe that such expectations reflected in such forward looking statements are reasonable, neither it nor its general partner can give assurances that such expectations will prove to be correct. Such statements are subject to a variety of risks, uncertainties and assumptions. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, actual results may vary materially from those Enterprise anticipated, estimated, projected or expected. Among the key risk factors that may have a direct bearing on Enterprise’s results of operations and financial condition are: Fluctuations in oil, natural gas and NGL prices and production due to weather and other natural and economic forces; A reduction in demand for its products by the petrochemical, refining or heating industries; The effects of its debt level on its future financial and operating flexibility; A decline in the volumes of NGLs delivered by its facilities; The failure of its credit risk management efforts to adequately protect it against customer non-payment; Actual construction and development costs could exceed forecasted amounts; Operating cash flows from our capital projects may not be immediate; Terrorist attacks aimed at its facilities; and The failure to successfully integrate its operations with assets or companies, if any, that it may acquire in the future. Enterprise has no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures This presentation utilizes the Non-GAAP financial measures of Gross Operating Margin and Consolidated EBITDA and makes references to Distributable Cash Flow. In general, we define Gross Operating Margin as operating income before (i) depreciation, amortization and accretion expense; (ii) operating lease expense for which we do not have the payment obligation; (iii) gains and losses on the sale of assets and (iv) general and administrative expenses. In general, we define Distributable Cash Flow as net income or loss plus (i) depreciation, amortization and accretion expense; (ii) operating lease expense for which we do not have the payment obligation; (iii) cash distributions received from unconsolidated affiliates less equity in the earnings of such affiliates; (iv) the subtraction of sustaining capital expenditures; (v) gains and losses on the sale of assets; (vi) cash proceeds from the sale of assets or return of investment from unconsolidated affiliates; (vii) gains or losses on monetization of financial instruments recorded in Accumulated Other Comprehensive Income less related amortization of such amount to earnings; (viii) transition support payments received from El Paso related to the GTM Merger; (ix) the addition of losses or subtraction of gains related to other miscellaneous non-cash amounts affecting net income for the period; and (x) the addition of minority interest amounts related to the public unitholders of Duncan Energy Partners L.P. less cash distributions to such unitholders. Distributable Cash Flow is a significant liquidity metric used by our senior management to compare basic cash flows generated by us to the cash distributions we expect to pay partners. Distributable Cash Flow is also an important Non-GAAP financial measure for our limited partners since it serves as an indicator of our success in providing a cash return on investment. Distributable Cash Flow is also a quantitative standard used by the investment community with respect to publicly traded partnerships such as ours because the value of a partnership unit is in part measured by its yield (which in turn is based on the amount of cash distributions a partnership pays to a unit holder). The GAAP measure most directly comparable to Distributable Cash Flow is net cash provided by operating activities. This presentation also includes references to credit leverage ratios that utilize Consolidated EBITDA, which is a term defined in the $1.25 billion revolving credit facility of Enterprise Products Operating L.P. These credit ratios are used by certain of our lenders to evaluate our ability to support debt service. The GAAP measure most directly comparable to Consolidated EBITDA is net cash flows provided by operating activities. Please see Slides 29 through 31 for our calculations of these Non-GAAP financial measures along with the appropriate reconciliations.

Overview EPD is one of the largest publicly traded partnerships with an equity market capitalization of more than $14 billion, assets of $14 billion and an enterprise value of approximately $20 billion Delivered record performance in 2006 EPD owns and operates one of North America’s largest fully integrated midstream value chains with significant geographic and business diversity EPD focuses on long-term value creation for its investors by investing in a diversified portfolio of organic infrastructure projects and selected acquisitions

Key Credit Highlights Strategically located assets serving the most prolific supply basins and largest consuming regions of natural gas, NGLs and crude oil in the United States Leading business positions across energy value chain Large portfolio of organic growth projects with potentially higher returns and lower risks vs. acquisitions at higher multiples Visible cash flow growth from significant new projects expected to be completed in 2007 GP/Management record in supporting EPD’s financial flexibility Capped GP split at 25% Contributed half of GulfTerra GP for no consideration Participation in follow-on offerings and DRIP Experienced management team with substantial ownership

Integrated Midstream Energy Value Chain

Premier Midstream Network in Key Regions

Diversified Businesses Gross Operating Margin LTM March 31, 2007 NGL Pipelines & Services (56%) 13,295 miles of NGL pipelines 162 MMBbls of NGL & petrochemical storage capacity 25 natural gas processing plants (Including Pioneer & Meeker) 7 NGL fractionation facilities Onshore Natural Gas Pipelines & Services (23%) 18,889 miles of natural gas pipelines 25 Bcf of natural gas storage capacity Offshore Pipelines & Services (8%) 863 miles of crude oil pipeline 1,586 miles of natural gas pipelines 6 offshore hub platforms Petrochemical Services (13%) 679 miles of petrochemical pipelines 4 propylene fractionation plants Butane isomerization complex Octane enhancement facility

Consistent Results from Diversified Businesses (1) Gross operating margin for 2Q05 was negatively impacted by an $11MM charge for costs of refinancing project finance debt for Cameron Highway. (2) “Consolidated EBITDA” as defined and used in leverage ratio financial covenant per EPOLP’s bank credit agreement.

Enterprise GP Holdings (“EPE”) Recent Transactions

Key Assets and Opportunities Cash Flow Visibility

Access to Supply Growth Drives Expansion Strategies

Independence Project 1 Bcf/d capacity Hub platform 134-mile, 24” gas pipeline, 1 Bcf/d capacity 10 initial fields connecting 17 wells 210 miles of subsea flowlines Hub water depth of approximately 8,000 feet

Independence Hub Platform & Trail Pipeline World’s deepest platform in 8,000 ft. of water Largest Gulf of Mexico gas processing facility at 1 Bcf/d of capacity World’s deepest pipeline in-line future subsea tie-in structure Project expected to increase Gulf of Mexico gas production by 12% Should provide above average returns At full capacity, should earn more than $200 million/yr in gross operating margin First flows expected 2H07 Positioned to benefit from future drilling and growth

Natural Gas Storage Growth Opportunities

Major Organic Growth Projects Expected Start Dates

Financial Overview

Financial Objectives Maintain a strong balance sheet and credit metrics that support investment grade credit ratings Key financial objective since IPO Increase cash flows from fee-based businesses Prudently invest to expand the partnership through organic growth, acquisitions and joint ventures with strategic partners Manage capital and distributable cash flow to strengthen balance sheet and provide financial flexibility

History of Financial Discipline Financial discipline while executing EPD’s growth strategy Financed 56% of $14.2 billion in capital investment since 1999 with equity (including estimate for 2007) Retired $1.2 billion acquisition term loan used to finance the acquisition of the Mid-America and Seminole Pipelines in less than 7 months (5 months ahead of schedule) Financed 65% of $6 billion GTM merger with equity Successfully and rapidly integrated businesses after GTM merger Refinanced GTM debt to reduce annual interest expense by approximately $50 million Recognized merger synergies well in excess of street expectations Strong track record of management support EPCO, its affiliates and management have invested approximately $450 million in new equity issues since EPD’s IPO Eliminated 50% GP IDRs Strong coverage of distributions to limited partners - 1.2x coverage since 1999

EPD Completed 4 of 5 Largest Equity Offerings Since 2001

History of Financial Discipline 56% of Growth Investment Funded with Equity (1) Growth capital investment includes the capital expenditures, cash used for business combinations, investments in and advances to unconsolidated affiliates, and acquisition of intangible asset amounts as reflected on our Statements of Consolidated Cash Flows for the respective periods. The value of equity interests granted to complete the GTM merger, the Shell Midstream acquisition and the Encinal acquisition, as reflected on our Statements of Consolidated Partners’ Equity, are also included. In addition, growth capital investment includes $2.0 billion of debt assumed in connection with the GTM merger. Sustaining capital expenditures are excluded. (2) Equity issued includes net proceeds from the issuance of common units and Class B special units as reflected on our Statements of Consolidated Cash Flows for the respective periods. Also included is the value of equity issued as consideration for the GTM merger, the Shell Midstream acquisition and the Encinal acquisition as reflected on our Statements of Consolidated Partners’ Equity. In addition, the equity content of our Hybrid securities is included in 2006.

http://schemas.microsoft.com/office/word/2003/wordml013fRealizing Benefits of Eliminating GP’s 50% Splits “Landmark” action taken by EPD’s GP in December 2002 to eliminate GP’s 50% IDR for no consideration is beginning to provide significant benefits to debt and equity investors 1Q 2007 annualized savings of $95.8 million Cumulative savings of $132.6 million 36% of DCF retained in partnership since GTM merger is attributable to elimination of 50% IDR Enhances EPD’s financial flexibility by retaining cash flow for debt retirement, fund growth and distribution increases Results in significantly lower long-term cost of capital and greater cash accretion from capital projects and acquisitions

History of Financial Discipline Managing Distributable Cash Flow 14% DCF Reinvested in Partnership Since 1999 12% DCF Reinvested in Partnership Since GTM Merger

Issuance of Hybrids Provides Additional Financial Flexibility Description $550 Million Principal Amount Long-Term Junior Subordinated Notes - 60 Year Maturity; Fixed coupon 8.375% first 10 years Partial equity treatment by rating agencies 75% Fitch; 50% Moody’s and S&P Allow 10-15% of book capitalization in Hybrids EPD Rationale Provide financial flexibility by broadening and diversifying sources of debt and equity capital Partial equity treatment by rating agencies, allows for larger security issuances and decreases equity overhang issues making future equity offerings more attractive Provide additional layer of protection for senior debt holders

Additional Capacity to Issue Hybrids

Strong Financial Position at March 31, 2007

Outlook Another year of strong operating fundamentals Significant new projects begin operations $44 million of annualized demand charges net to EPD at Independence Hub platform began mid-March 2007 First production to Independence Hub and Trail and majority of other projects expected to commence in 2H 2007 and start to contribute cash flow late 2007 and 2008 Ramp up of new projects in 2007 are key for improving on record 2006 performance New opportunities to increase cash flow from organic growth projects that integrate with our large base of assets

Non-GAAP Reconciliations

Non-GAAP Reconciliations

Non-GAAP Reconciliations

Non-GAAP Reconciliations